Exhibit 99.1

Dorman Products, Inc. Provides Business Update on COVID-19 and Announces Date to Report First Quarter 2020 Financial Results

•	Dorman facilities and global supply chain continue to meet current customer demand levels
•	Proactive steps taken to manage costs, enhance liquidity and bolster balance sheet
•	Given uncertainty of COVID-19 pandemic, Dorman withdraws fiscal 2020 guidance
•	Dorman announces it will report first quarter 2020 financial results on April 27, 2020
•	2020 Annual Meeting of Shareholders to be held virtually

COLMAR, PA (April 8, 2020) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ:DORM), a leading supplier in the automotive aftermarket industry, today provided an update on its business operations in light of the ongoing Coronavirus (COVID-19) pandemic.

“First and foremost, the health and safety of our employees, customers, and suppliers remain our utmost priority,” said Kevin Olsen, President and Chief Executive Officer of Dorman. “We are closely monitoring this rapidly evolving situation and are focused on maintaining business continuity across our operations. Although first quarter net sales were robust, we started to see a drop in demand toward the end of March, which we expect to continue during the second quarter, possibly longer, due to government-imposed restrictions that were implemented to slow the spread of COVID-19. We believe the number of miles driven, as well as the number of service appointments, are decreasing as a result of these government-imposed restrictions, which we expect will negatively impact our financial performance until such time as these restrictions are lifted.”

COVID-19: Business and Liquidity Update

Throughout the U.S., automotive repair and the related supply and distribution of parts have generally been classified as essential businesses exempted from government shutdowns. Therefore, the vast majority of Dorman’s retail and wholesale customers are open for business, and in turn, all of Dorman’s U.S. facilities are also open and operating at this time, with modified staffing in certain locations where appropriate. Dorman has taken actions to promote the welfare of its employees by enhancing safety protocols, including encouraging employees to work from home where applicable and implementing social distancing and robust sanitization practices at its facilities. Dorman has also adopted a COVID-19 sick leave policy providing continued salary and benefits to eligible employees.  Operationally, Dorman’s global network of parts suppliers is meeting Dorman’s current demand levels, including Dorman’s suppliers in China that experienced a slowdown in the first part of the first quarter of fiscal 2020 due to the pandemic. The Company will continue to closely monitor updates regarding the spread of COVID-19 and adjust its operations according to guidelines from local, state and federal officials.

Dorman exited 2019 with a strong balance sheet and since then, in light of the COVID-19 pandemic, took proactive steps to manage its costs and bolster its balance sheet and cash position, including:

•	Drawing down $99 million from its $100 million revolving credit facility, which matures in December 2022;
•	Increasing the level of receivables collected under various factoring programs;
•	Temporarily suspending its share repurchase program;
•	Managing inventories and operating costs to quickly adjust to demand dynamics;
•	Limiting non-essential operating expenses; and

•	Deferring capital expenditures, as appropriate.

As a result of these actions, the Company increased its cash position and, as of April 7, 2020, the Company had approximately $300 million in cash and cash equivalents. Dorman believes that its asset light model and ample liquidity position it well to navigate the current economic disruption associated with the ongoing COVID-19 pandemic.

2020 Guidance Update

Mr. Olsen also stated, “Given the uncertainty of the current environment, we are withdrawing our previously announced guidance for fiscal 2020, which did not contemplate the impact of the COVID-19 pandemic. While the duration and magnitude of this situation remain uncertain, we believe our strong balance sheet and liquidity position us well to navigate these conditions.  Our industry is extremely resilient, and we believe that once the government-imposed lockdowns are lifted, auto and truck repairs will return to more normal levels.”

The Company will provide further insight into COVID-19’s impact on its business operations when it reports its first quarter fiscal 2020 results.

Date to Report First Quarter 2020 Financial Results

Dorman also announced today that it will report its financial results for the first quarter ended March 28, 2020 on April 27, 2020.

2020 Annual Meeting of Shareholders

Sensitive to the public health and travel concerns of its shareholders, and the protocols that public health authorities and federal, state and local governments have imposed or may impose or recommend, Dorman intends to conduct its 2020 annual meeting of shareholders virtually. Additional information will be provided to Dorman’s shareholders in advance of the meeting when Dorman files its proxy materials with the U.S. Securities and Exchange Commission.

About Dorman Products

At Dorman, we give repair professionals and vehicle owners greater freedom to fix cars and trucks by focusing on solutions first. For over 100 years, we have been one of the automotive aftermarket’s pioneering problem solvers, releasing tens of thousands of replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a global organization offering more than 80,000 parts, covering both light duty and heavy duty vehicles, from chassis to body, from underhood to undercar, and from hardware to complex electronics. See our full offering and learn more at DormanProducts.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to net sales, cash and cash equivalents, indebtedness, liquidity, inventories, operating expenses, capital expenditures, supplier capacity, the Company’s outlook, auto and truck repairs, the date on which the Company expects to report first quarter 2020 financial results and the timing and method of conducting the Company’s 2020 annual meeting of shareholders. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should,” “will” and “likely” and similar expressions identify forward-looking statements. However, the absence of these words does not mean the statements are not forward-looking.  In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors (many of which are outside of our control) which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: (i) competition in the automotive aftermarket industry; (ii) unfavorable economic conditions; (iii) the loss or decrease in sales among one of our top customers; (iv) customer consolidation in the automotive aftermarket industry; (v) foreign currency fluctuations and our dependence on foreign suppliers; (vi) extending credit to customers; (vii) the loss of a key supplier; (viii) limited customer shelf space; (ix) reliance on new product development; (x) changes in automotive technology and improvements in the quality of new vehicle parts; (xi) inability to protect our intellectual property and claims of intellectual property infringement; (xii) quality problems with products after their production and sale to customers; (xiii) loss of third party transportation providers on whom we depend; (xiv) unfavorable results of legal proceedings; (xv) our executive chairman and his family owning a significant portion of the Company; (xvi) operations may be subject to quarterly fluctuations and disruptions from events beyond our control; (xvii) cyber-attacks; (xviii) imposition of taxes, duties or tariffs; (xix) the level of our indebtedness, (xx) exposure to risks related to accounts receivable; (xxi) the phaseout of LIBOR or the impact of the imposition of a new reference rate, (xxii) volatility in the market price of our common stock and potential securities class action litigation; (xxiii) losing the services of our executive officers or other highly qualified and experienced contributors; (xxiv) the inability to identify suitable acquisition candidates, complete acquisitions or integrate acquisitions successfully; and (xxv) the effects of widespread public health epidemics, including COVID-19.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this press release, reference is made to the information in Part I, “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, as amended, and the Company’s Current Report on Form 8-K filed on March 26, 2020.  The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Hession, SVP and Chief Financial Officer

dhession@dormanproducts.com

(215) 997-1800

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website periodically to view new and updated information.